NUMBER

SHARES

SPLASH™ BEVERAGE GROUP

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SEE REVERSE SIDE
FOR CERTAIN DEFINITIONS

CUSIP 84862C 20 3

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF

SPLASH BEVERAGE GROUP

COMMON

transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.

Dated:

DIRECTOR

PRESIDENT

COUNTERSIGNED AND REGISTERED:
EQUINITI TRUST COMPANY
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE